The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities to be sold by the issuer has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying base prospectus do not constitute an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant To Rule 424(b)(5)
 Registration No. 333-254197
SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated August 30, 2021)
$150,000,000
Common Stock
We are offering           shares of our common stock, $0.01 par value per share. Our common stock is listed for trading on the New York Stock Exchange, under the symbol “MCB.” On September 10, 2021, the last reported sale price of our common stock on the New York Stock Exchange was $76.27 per share.
We are an “emerging growth company” as defined under the federal securities laws, and may take advantage of reduced public company reporting and relief from certain other requirements otherwise generally applicable to public companies.

Investing in our common stock involves risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement as well as those risk factors contained in our reports filed with the Securities and Exchange Commission, which are incorporated, or deemed to be incorporated, by reference into this prospectus supplement prior to the completion of this offering.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The shares of our common stock that you purchase in this offering are not deposits, savings accounts or other obligations of our bank or nonbank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Per Share of Common Stock	Total
Public offering price	$	$
Underwriting discount and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
See “Underwriting” in this prospectus supplement for details.

We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional     shares of our common stock. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $      and the total proceeds to us, before expenses, will be $      .
The underwriters expect to deliver the shares of common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about         , 2021.

Joint Book-Running Managers
J.P. Morgan Keefe, Bruyette & Woods
A Stifel Company

The date of this prospectus supplement is                 , 2021.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus dated August 30, 2021, which includes the documents incorporated by reference therein and provides more general information.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Metropolitan Bank Holding Corp.,” “Metropolitan,” the “Company,” “we,” “us,” our” or similar references mean Metropolitan Bank Holding Corp. and do not include its subsidiaries.
References to the “Bank” mean Metropolitan Commercial Bank.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find Additional Information.”
We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents or sale of our common stock.
Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any shares of common stock and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in our common stock.
For investors outside the United States: we have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

S-ii

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our reports filed electronically with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov.
We make available free of charge our SEC filings on the investor relations page of our website at www.mcbankny.com as soon as reasonably practicable after we electronically file or furnish these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus, none of the other information on our website is part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. You may request a copy of these filings, other than an exhibit to a filing (unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling us at the following telephone number:
Metropolitan Bank Holding Corp.
99 Park Avenue, 12th Floor
New York, New York 10016
Attn: Investor Relations
Telephone: (212) 365-6721
The SEC allows us to “incorporate by reference” much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering described in this prospectus supplement; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been “furnished” and not “filed” with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 8, 2021;

•
Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2021 (to the extent specifically incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 8, 2021);

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 5, 2021 and August 4, 2021, respectively;

•
our Current Reports on Form 8-K filed with the SEC on April 6, 2021, April 12, 2021, and May 27, 2021; and

•
the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on November 11, 2017 (File No. 001-38282), as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 9, 2020, including any other amendment or reports filed for the purpose of updating such description.

S-iii

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “consider,” “should,” “plan,” “estimate,” “predict,” “continue,” “probable,” and “potential” or the negative of these terms or other comparable terminology. These statements include statements with respect to our and the Bank’s strategies, plans, objectives, expectations and intentions and other statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors that may cause actual results to differ from those results expressed or implied include those factors listed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2021, and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2021.
All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others:
•
increases in competitive pressures among financial institutions or from non-financial institutions;

•
changes in the interest rate environment, including the impact of interest rate reform that applies to transactions that reference the London Inter-Bank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued, may reduce interest margins or affect the value of our investments;

•
changes in deposit flows or loan demand may adversely affect the Company’s business;

•
changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be reported or perceived differently;

•
general economic conditions, including unemployment rates, either nationally or locally in some or all of the areas in which the Company does business, or conditions in the securities markets or the banking industry may be less favorable than currently anticipated;

•
declines in real estate values in Company’s market area may adversely affect its loan production;

•
legislative or regulatory changes or actions may adversely affect the Company’s business;

•
applicable technological changes may be more difficult or expensive than anticipated;

•
system failures or cyber-security breaches of our information technology infrastructure or those of the Company’s third-party service providers;

•
the failure to maintain current technologies and to successfully implement future information technology enhancements;

•
the ability to retain key employees

•
successful implementation or consummation of new business initiatives may be more difficult or expensive than anticipated;

•
the risks associated with adverse changes to credit quality, including changes in the level of loan delinquencies, non-performing assets and charge-offs and changes in the estimates of the adequacy of the allowance for loan losses;

•
difficulties associated with achieving or predicting expected future financial results; and

•
the potential impact on the Company’s operations and customers resulting from natural or man-made disasters, wars, acts of terrorism, cyber-attacks and pandemics such as the Coronavirus (“COVID-19”), as discussed below.

S-iv

Further, given its ongoing and dynamic nature, including the rate of vaccine acceptance and the development of new variants, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and whether the continued reopening of businesses will result in a meaningful increase in economic activity. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and higher levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; our cyber security risks may increase if a significant number of our employees are forced to working remotely; and Federal Deposit Insurance Corporation (“FDIC”) premiums may increase if the agency experiences additional resolution costs.
The Company’s ability to predict results or the actual effects of its plans or strategies is inherently uncertain. As such, forward-looking statements can be affected by inaccurate assumptions made or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect conditions only as of the date of this prospectus supplement. Forward-looking statements speak only as of the date of this document. The Company undertakes no obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements, except as required by the law.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and in our Annual Report on Form 10-K for the year ended December 31, 2020. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Note Concerning Forward-Looking Statements” in this prospectus supplement.
Overview
The Company is a bank holding company headquartered in New York, New York and registered under the Bank Holding Company Act. Through its wholly owned bank subsidiary, the Bank, a New York state chartered bank, the Company provides a broad range of business, commercial and retail banking products and services to small businesses, middle-market enterprises, public entities and affluent individuals primarily in the New York metropolitan area. The Company’s founding members, including the Chief Executive Officer, Mark DeFazio, recognized a need in the New York metropolitan area for a solutions-oriented, relationship bank focused on middle market companies and real estate entrepreneurs whose financial needs are often overlooked by larger financial institutions. The Bank was established in 1999 with the goal of helping these under-served clients build and sustain wealth. Its motto, “The Entrepreneurial Bank,” is a reflection of the Bank’s aspiration to develop a middle-market bank that shares the same entrepreneurial spirit of its clients. By combining the high-tech service and relationship-based focus of a community bank with an extensive suite of financial products and services offered, the Bank is well-positioned to continue to capitalize on the significant growth opportunities available in the New York metropolitan area.
In addition to traditional commercial banking products, the Bank offers corporate cash management and retail banking services and, through its Global Payments Group, provides global payments infrastructure to its FinTech partners, which includes serving as an issuing bank for third-party debit card programs nationwide. The Bank has developed various deposit gathering strategies, which generate the funding necessary to operate without a large branch network. These activities, together with six strategically located banking centers, generate a stable source of deposits and a diverse loan portfolio with attractive risk-adjusted yields.
As a bank holding company, the Company is subject to the supervision of the Board of Governors of the Federal Reserve System (the “FRB”). As a state-chartered bank that is a member of the Federal Reserve System, the Bank is subject to primary supervision, periodic examination and regulation by the New York State Department of Financial Services as the state regulator and by the FRB as its primary federal regulator, as well as the regulations of the FDIC and Consumer Financial Protection Bureau.
As of June 30, 2021, the Company’s assets, loans, deposits and stockholders’ equity totaled $5.79 billion, $3.45 billion, $5.29 billion and $363.6 million, respectively.
Products and Services
The Bank provides a comprehensive set of commercial and retail banking products and services customized to meet the needs of its clients. The Bank offers a broad range of deposit products and services, and lending products, primarily commercial real estate (“CRE”) and commercial and industrial (“C&I”) loans.
Deposit Products and Services
The Bank’s retail products and services are similar to those of mid-to-large competitive banks in its market, and include, but are not limited to, online banking, mobile banking, automated clearing house and remote deposit capture. The Bank has and will continue to make investments in technology to meet the needs of its customers.
Global Payments Business
The Bank administers domestic and international digital payment settlements on behalf of its FinTech clients, provides cash management solutions to its digital currency clients and serves as an issuing bank for third-party debit card programs nationwide. The Bank acts as the depository institution for the processing of credit and debit card payments made to various businesses. The Bank has designed products that enable clients to process electronic payments more easily and to better manage their risk of loss. These client accounts are a source of demand deposits and fee income. The Bank maintains a robust risk management program that is designed to ensure safe and sound operations in compliance with applicable laws, rules and guidance around its global payments products.
Corporate Cash Management Deposit Accounts
The Bank’s entrepreneurial approach has encouraged management to find alternatives to traditional retail bank services, such as corporate cash management deposit accounts. These accounts belong to clients who are in possession of or have discretion over large deposits such as, but not limited to, property management companies and bankruptcy trustees. These accounts provide a significant source of deposits. At June 30, 2021, deposits in these accounts amounted to $1.99 billion, which was 37.6% of total deposits. The accounts included money market accounts, demand accounts and other interest-bearing transaction accounts.
Lending Products
The Bank’s CRE products include acquisition loans, loans to refinance or return borrower equity on income producing properties, renovation loans, loans on owner-occupied properties and construction loans. The Bank lends against a variety of asset classes, including multi-family, mixed use, retail, office, hospitality and warehouse.
The Bank’s C&I products consist primarily of working capital lines of credit secured by business assets, self-liquidating term loans generally made for acquisition of equipment and other long-lived company assets, trade finance and letters of credit. The majority of C&I loans carry the personal guarantee of the principals of the borrowing entity.
Commercial Real Estate
Non-owner-occupied CRE comprises the largest component of the Bank’s real estate loan portfolio. These mortgage loans are secured by mixed-use properties, office buildings, commercial condominium units, retail properties, hotels and warehouses. In underwriting these loans, the Bank generally relies on the income that is to be generated by the property as the primary means of repayment. However, the personal guarantee of the principals will frequently be required as a credit enhancement, particularly when the collateral property is in transition (i.e., under renovation and/or in the lease-up stage). A Phase I Environmental Report is generally required for all new CRE loans.
Loans are generally written for terms of three to five years, although loans with longer terms are occasionally written. Interest rates may be fixed or floating, and repayment schedules are generally based on a 25- to 30-year amortization schedule although interest only loans are also offered.
Factors considered in the underwriting include: the stability of the projected cash flows from the real estate based on operating history, tenancy, and current rental market conditions; development and property management experience of the principals; financial wherewithal of the principals, including an analysis of global cash flows; and credit history of the principals. Maximum loan to value ratios range from 50% to 75%, depending on the property type. The minimum debt coverage ratio is 1.20x, with higher coverage required for hospitality and special use properties.
At June 30, 2021, $722.5 million, or 26.6% of the Bank’s CRE loan portfolio, consisted of loans to skilled nursing and residential care facilities. These loans are made to borrowers with strong cash flows and the Bank generally obtains the personal guarantee of high net worth sponsors. The Bank has lenders who are well experienced in lending to the healthcare industry, and particularly to skilled nursing homes. They generally originate loans with very experienced operators who typically have over 1,000 beds under management. In addition to being secured by real estate, these loans are also secured by the assets of the operating company, and in almost all cases the credit facilities are personally guaranteed by principals of the company, who are typically high net worth individuals. The Bank also originates term loans to standalone medical facilities such as radiology and dialysis centers and medical practices, which are secured by the assets of the company and the personal guaranties of the physicians within the practice.
Multi-family
The multi-family loan portfolio consists of loans secured by multi-tenanted residential properties located in the New York City or the greater New York area. In underwriting multi-family loans, the Bank employs the same underwriting standards and procedures as are employed for non-owner occupied CRE.
Construction Loans
Construction lending involves additional risks when compared to permanent loans. These risks include completion risk, which is impacted by unanticipated delays and/or cost overruns, and market risk, i.e., the risk that market rental rates and/or market sales prices may decline before the project is completed. Therefore, only on a very selective basis will the Bank originate construction loans. These loans are both extensive renovation loans as well as ground-up construction. In all cases the owner/developer will have extensive construction experience, sufficient equity in the transaction (maximum loan to cost of 65%) and personal recourse on the loan. The Bank has established limits for construction lending as a percentage of risk-based capital.
Commercial and Industrial Loans
C&I credit facilities are made to a wide range of industries. The principals of the companies have extensive experience in acquiring and operating their business. The industries include retail, wholesale and importers and exporters of a wide range of products. The loans are secured by the assets of the company including accounts receivable, inventory and equipment and, in almost all cases, are personally guaranteed. Collateral may also include owner-occupied real estate. The Bank targets companies that have $200 million of revenues or less.
The Bank’s lines of credit are generally renewed on an annual basis, and its term loans typically have terms of two to five years. The credit facilities may be made with either fixed or floating rates.
C&I loans are subject to risk factors that are unique to each business. In underwriting these loans, the Bank seeks to gain an understanding of each client’s business in order to accurately assess the reliability of the company’s cash flows. The Bank prefers to lend to borrowers who are well capitalized, and have an established track record in their business, with predictable growth and cash flows.
At June 30, 2021, $198.5 million, or 34.3% of the Bank’s C&I loan portfolio, consisted of loans to the healthcare industry, of which $100.5 million, or 50.6%, of these loans were made to skilled nursing facilities.
Consumer Loans
The Bank previously purchased consumer loans nationwide through a physician-focused finance company. The loans were made only to healthcare professionals who meet specific credit criteria, and all loans were independently underwritten by the Bank. The Bank also purchased consumer loans from a regional bank that offers student loan refinancing to individuals who are no longer students, but are now employed in their chosen professions. These individuals must also meet high credit standards and the Bank independently re-underwrites these loans. At June 30, 2021, consumer loans comprised 1.1% of the Bank’s loan portfolio. Beginning in 2019, the Bank had decided to no longer purchase or originate consumer loans; however, this may change in the future.
Corporate Information
Our common stock is traded on the New York Stock Exchange under the ticker symbol “MCB.” Our principal executive offices are located at 99 Park Avenue, New York, New York 10016, and our telephone number is (212) 659-0600. Our website is www.mcbankny.com. The information on our website is not part of this prospectus supplement.

THE OFFERING
The following summary contains basic information about our common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete description of our common stock, see “Description of Capital Stock — Common Stock” on page 6 of the accompanying prospectus.
Issuer
Metropolitan Bank Holding Corp.
Common stock offered by us
$150.0 million of shares of our common stock (or $172.5 million of shares of our common stock if the underwriters exercise their option to purchase additional shares in full)
Common stock to be outstanding after this offering
           shares based on an aggregate offering of            shares of our common stock in this offering (or            shares if the underwriters exercise their option to purchase additional shares in full)
Underwriters’ option to purchase additional shares
We have granted the underwriters an option for a period of 30 days to purchase up to $22.5 million of additional shares of our common stock.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $    million (or approximately $    million if the underwriters exercise in full their option to purchase additional shares), after deducting underwriting discounts and estimated offering expenses payable by us.
We intend to use net proceeds to us from this offering for general corporate purposes, which may include funding the repayment or redemption of outstanding debt, share repurchases, investments in the Bank, as regulatory capital or otherwise, ongoing operations, interest and dividend payments and possible acquisitions of businesses or assets. See “Use of Proceeds.”
Dividends
Holders of shares of our common stock are only entitled to receive such dividends if, as and when our Board of Directors may declare out of funds legally available for such payments. We do not currently pay dividends on our common stock and have no current plans to do so. See “Common Stock Dividends.”
Risk Factors
Investing in our common stock involves certain risks. Before investing in our common stock, you should carefully consider the information under “Risk Factors” beginning on page S-7 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
NYSE symbol for our common stock
Our common stock is listed on the NYSE under the symbol “MCB.”
The number of shares of common stock outstanding after this offering is based upon 8,334,193 shares of common stock outstanding as of June 30, 2021, and excludes:
•
231,000 shares of common stock issuable upon the exercise of outstanding stock options as of June 30, 2021, with a weighted-average exercise price of $18.00 per share;

•
226,700 shares of common stock reserved for issuance under outstanding time-based and performance-based restricted stock units;

•
146,345 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan; and

•
272,636 shares of our Class B Preferred Stock that are not convertible by the holder, but are convertible on a one-for-one basis into shares of our common stock under certain circumstances. See “Description of Capital Stock” in the prospectus.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of common stock in this offering and no exercise of outstanding options after June 30, 2021.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, as well as other information in this prospectus supplement and the accompanying prospectus, including information incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, before you invest in our common stock. If any of these risks actually materialize, our operating results, financial condition and liquidity could be materially adversely affected. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment.
Risks Related to This Offering
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
We expect to receive net proceeds of $       million from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise by the underwriters of their option to purchase additional shares. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. See “Use of Proceeds”. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.
The price of our common stock may be volatile or may decline.
The trading price of our common stock may fluctuate or be adversely affected as a result of a number of factors, many of which are outside our control, including trading volumes that affect the market prices of the shares of many companies. Factors that could affect the trading price of our common stock include:
•
actual or anticipated quarterly fluctuations in our operating results and financial condition;

•
changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

•
failure to meet analysts’ revenue or earnings estimates;

•
variations in our quarterly operating results or failure to meet the market’s earnings expectations;

•
publication of news and research reports about us or the financial services industry in general;

•
developments related to the COVID-19 pandemic and its potential impact on us, our customers and the economy;

•
departures of or additions to our key personnel;

•
adverse market reactions to any indebtedness we may incur or securities we may issue in the future;

•
actions by our stockholders or stockholders of other companies;

•
the operating and securities price performance of companies that investors consider to be comparable to us;

•
changes or proposed changes in laws or regulations affecting our business;

•
actual or potential litigation and governmental investigations;

•
speculation in the press or investment community;

•
strategic actions by us or our competitors;

•
fluctuations in the stock price and operating results of our competitors;

•
general market conditions and, in particular, developments related to market conditions for the financial services industry;

•
actual or anticipated changes in interest rates;

•
proposed or adopted regulatory changes or developments;

•
anticipated or pending investigations, proceedings or litigation that involve or affect us; and

•
domestic and international economic factors unrelated to our performance.

The trading price of the shares of our common stock will further depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, and future sales of our equity or equity-related securities. In some cases, the markets have produced downward pressure on trading prices of common stock and credit availability for certain issuers without regard to those issuers’ underlying financial strength. Furthermore, the trading price of our common stock may be adversely affected by third-parties trying to drive down the trading price of our common stock. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if our stock declines and their activities can negatively affect our stock price. A significant decline in the trading price of our common stock could result in substantial losses for individual stockholders and could lead to costly and disruptive securities litigation, as well as the loss of key employees.
Our common stock is subordinate to our existing and future indebtedness and preferred stock.
Our common stock ranks junior to all of our existing and future indebtedness and other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation. We may incur additional indebtedness in the future to increase our capital resources or if our total capital ratio or the total capital ratio of the Bank falls below the required minimums. Furthermore, our common stock is subordinate to our outstanding preferred stock as described under “Description of Capital Stock — Preferred Stock” in the accompanying prospectus and any other series of preferred stock we may issue in the future.
We do not currently pay dividends on shares of our capital stock and may not do so in the future.
Holders of shares of our capital stock are only entitled to receive such dividends as our Board of Directors may declare out of funds legally available for such payments. We do not currently pay dividends on our common stock and have no current plans to do so. Furthermore, under the terms of our outstanding preferred stock, the holder is entitled to receive ratable dividends when dividends are concurrently declared and payable on the shares of common stock. We are also subject to statutory and regulatory limitations on our ability to pay dividends on our capital stock. If we are unable to satisfy the capital requirements applicable to us for any reason, we may be limited in our ability to declare and pay dividends on our capital stock.
Future sales of our common stock may adversely affect our stock price.
The market price of our common stock may be adversely affected by the sale of a significant quantity of our outstanding common stock (including any securities convertible into or exercisable or exchangeable for our common stock), or the perception that such a sale could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to raise additional capital by selling equity securities in the future at a time and price that we deem appropriate.
Shares of our common stock are not insured deposits.
Shares of our common stock are not bank deposits and are not insured or guaranteed by the FDIC or any other governmental agency. An investment in our common stock has risks, and you may lose your entire investment.
Various factors could make a takeover attempt of us more difficult to achieve.
Certain provisions of our organizational documents, in addition to certain federal and state banking laws and regulations, could make it more difficult for a third party to acquire us without the consent of our Board, even if doing so were perceived to be beneficial to our shareholders. These provisions also make it more difficult to remove our current Board of Directors or management or to appoint new directors, and also regulate the timing and content of shareholder proposals and nominations, and qualification for service on our Board of Directors. These provisions could effectively inhibit a non-negotiated merger or other business combination, which could adversely impact the value of our common stock.

USE OF PROCEEDS
We expect to receive net proceeds from this offering of approximately $       million (or approximately $       million if the underwriters exercise in full their option to purchase additional shares from us) after expenses and the underwriting discount. We intend to use net proceeds to us from this offering for general corporate purposes, which may include funding the repayment or redemption of outstanding debt, share repurchases, investments in the Bank, as regulatory capital or otherwise, ongoing operations, interest and dividend payments and possible acquisitions of businesses or assets.

COMMON STOCK DIVIDENDS
Holders of shares of our common stock are only entitled to receive such dividends as our Board of Directors may declare out of funds legally available for such payments. We do not currently pay dividends on our common stock and have no current plans to do so. Furthermore, the terms of our outstanding preferred stock prohibit us from declaring or paying any dividends on any junior series of our capital stock, including our common stock, or from repurchasing, redeeming or acquiring such junior stock, unless we have declared and paid full dividends on our outstanding preferred stock for the most recently completed dividend period. We are also subject to statutory and regulatory limitations on our ability to pay dividends on our capital stock. If we are unable to satisfy the capital requirements applicable to us for any reason, we may be limited in our ability to declare and pay dividends on our capital stock.

CAPITALIZATION
The following table sets forth our capitalization on a consolidated basis at June 30, 2021:
(1)
on an actual basis; and

(2)
on an as-adjusted basis to give effect to the sale of        shares of common stock offered hereby (assuming the underwriters do not exercise their option to purchase additional shares), based on the assumed public offering price of $       per share, which was the last reported sale price of our common stock on            , 2021, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” in this prospectus supplement as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement and the accompanying prospectus from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.
	As of June 30, 2021 (in thousands, except share data)
	Actual	As Adjusted for this Offering(1)
Cash and due from banks	$29,651	$
Short-term borrowings	$—	$
Long-term debt	81,753
Shareholders’ equity:
Class B preferred stock, $0.01 par value, authorized 2,000,000 shares, 272,636 issued and outstanding at June 30, 2021	3
Common stock, $0.01 par value; 25,000,000 shares authorized; issued 8,344,193 shares issued and outstanding and shares outstanding as adjusted as of June 30, 2021	83
Additional paid-in capital	219,098
Retained earnings	146,283
Accumulated other comprehensive income (loss), net of tax expense	(1,872)
Total stockholders’ equity	363,595
Total capitalization	$363,595	$
Company Capital Ratios:(2)
Tier 1 leverage ratio	6.8%		%
Common equity tier 1 capital ratio	9.7
Tier 1 risk-based capital ratio	10.5
Total risk-based capital ratio	12.2

(1)
The table assumes the underwriters do not exercise their option to purchase additional shares from us.

(2)
For purposes of this table, we have assumed that the net proceeds of this offering will be invested in securities which carry no risk weighting for purposes of all adjusted risk-based capital ratios.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of our common stock by (a) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code and (c) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in this paragraph, a “Plan”).
General fiduciary matters
A fiduciary of a Plan subject to Title I of ERISA (an “ERISA Plan”), should consider the fiduciary standards of Title I of ERISA in the context of the ERISA Plan’s particular circumstances before determining whether the ERISA Plan will purchase or hold our common stock. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of Title I of ERISA and would be consistent with the documents and instruments governing the Plan, including provisions for delegation of control over the ERISA Plan’s assets. For this purpose, a fiduciary includes any person who exercises discretionary authority or control over the administration of the ERISA Plan or the management or disposition of the assets of such ERISA Plan, or who renders investment advice to such ERISA Plan for a fee or other compensation.
Separately, a fiduciary of any ERISA Plan or a Plan subject to Section 4975 of the Code (each such Plan, a “Covered Plan”) should consider the prohibited transaction rules of Section 406 of ERISA and Section 4975 of the Code in the context of the Covered Plan’s particular circumstances before determining whether the Covered Plan will purchase or hold our common stock.
Further, while fiduciaries of employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) or non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) may not be subject to the requirements of Section 406 of ERISA or Section 4975 of the Code, they may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”) and should consider the impact of such Similar Laws before making such a determination.
Prohibited transaction issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code, as applicable, with respect to the Covered Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless an exemption is available. Employee benefit plans that are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but are subject to similar provisions under applicable Similar Laws should consider any prohibited transaction rules imposed by those Similar Laws.
The acquisition of common stock by a Covered Plan (including any entity whose underlying assets include “plan assets” by reason of any Covered Plan’s investment in the entity (a “Covered Plan Asset Entity”)) with respect to which we, the underwriter or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the common stock is acquired pursuant to an applicable exemption. In this regard, the U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may apply to the purchase or holding of common stock. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding our common stock in reliance on any of these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Representation
Any purchaser of our common stock or any interest therein will be deemed to have represented, by its purchase of such common stock offered hereby, that it either (i) is not a Plan and is not purchasing the shares of common stock on behalf of or with the assets of any Plan or (ii) the purchase of the common stock will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws. Neither this discussion nor anything in this offering circular is or is intended to be investment advice directed at any potential purchaser that is a Plan, or at such purchasers generally, and such purchasers should consult and rely on their counsel and advisors as to whether an investment in our common stock is suitable for the Plan and consistent with ERISA, the Code and any Similar Laws, as applicable.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing shares of our common stock on behalf of or with the assets of any Plan consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of our common stock have exclusive responsibility for ensuring that their purchase and holding of common stock do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws, as applicable. The sale of any shares of common stock to a Plan is in no respect a representation by us or any of our affiliates or the underwriter that such an investment meets all relevant legal requirements with respect to investments by any such Plans, generally or any particular Plan or that such investment is suitable, prudent or appropriate for such Plans generally or any particular Plan.

.
MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, and does not deal with foreign, state and local consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address U.S. federal tax consequences (such as gift and estate taxes) other than income taxes. Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Code, such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers and traders in securities, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as United States income taxpayers for United States federal tax purposes, persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy, persons who acquire our common stock through the exercise of an option or otherwise as compensation, persons subject to the alternative minimum tax or federal Medicare contribution tax on net investment income, partnerships and other pass-through entities or arrangements, and investors in such pass-through entities or arrangements. Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).
Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income, estate and other tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.
For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock that is neither a U.S. Holder, nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) regardless of its place of organization or formation. A “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions on Common Stock
Distributions, if any, made on our common stock to a Non-U.S. Holder to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussion below under “Foreign Accounts.” To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us or our paying agent with a properly executed IRS Form W-8BEN (in the case of individuals) or IRS Form W-8BEN-E (in the case of entities), or other appropriate form, including a U.S. taxpayer identification number or, in certain circumstances, a foreign tax identifying number, and certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. In the case of a Non-U.S. Holder that is an entity, Treasury regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to persons holding interests in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to such agent. The Non-U.S. Holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty but that does not timely provide the required certification may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.
We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us or our paying agent (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. residents. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, such excess will generally first reduce the Non-U.S. Holder’s adjusted basis in our common stock, but not below zero, and then will be treated as gain to the extent of any excess, and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.
Gain on Disposition of Common Stock
Subject to the discussions below under “Information Reporting Requirements and Backup Withholding” and “Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met or (c) we are or have been a “United States real property holding corporation” (a “USRPHC”) within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period.
In general, we would be a USRPHC if at least half of our business assets (by fair market value) consists of “United States real property interests” within the meaning of Code Section 897(c)(1). We believe that we have not been and that we are not, and we do not anticipate becoming, a USRPHC. Even if we are treated as a USRPHC, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than 5% of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the Non-U.S. Holder’s holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market. If any gain on the Non-U.S. Holder’s disposition is taxable because we are or we become a USRPHC and the Non-U.S. Holder’s ownership of our common stock exceeds 5%, such Non-U.S. Holder will be taxed on such disposition generally in the manner applicable to U.S. persons.
If a Non-U.S. Holder realizes gain on a sale or other disposition of our common stock that would be considered effectively connected with the Non-U.S. Holder’s trade or business in the United States, such Non-U.S. Holder will be required to pay tax on the net gain derived from the sale at regular U.S. federal income tax rates, and such corporate Non-U.S. Holders may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Gain realized on a sale or other disposition of our common stock by a nonresident alien individual present in the United States for 183 or more days in the taxable year of the disposition will be subject to U.S. federal income tax at a flat 30% rate or such lower rate as may be specified by an applicable income tax treaty, which gain may be offset by certain U.S.-source capital losses (even though such Non-U.S. Holder is not considered a resident of the U.S.), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Information Reporting Requirements and Backup Withholding
Generally, we must report information to the IRS with respect to any dividends we pay on our common stock (even if the payments are exempt from withholding), including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the Non-U.S. Holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.
Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding at a rate of 24% unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.
U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the U.S. through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the tax liability of persons subject to backup withholding, provided that the required information is timely furnished to the IRS.
Foreign Accounts
Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments, including dividends on, and (subject to proposed Treasury regulations discussed below) the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments, including dividends on and (subject to proposed Treasury regulations discussed below) the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify those requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.
The withholding provisions described above currently apply to payments of dividends. The Treasury Secretary has issued proposed regulations which provide that the withholding provisions under FATCA do not apply with respect to payments of gross proceeds from a sale or other disposition of our common stock and which may be relied upon by taxpayers until final regulations are issued.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT CHANGE IN APPLICABLE LAW.

UNDERWRITING
J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:
Name	Number of Shares
J.P. Morgan Securities LLC
Keefe, Bruyette & Woods, Inc.

Total
The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the common shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $      per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $      per share from the public offering price. After the initial offering of the shares to the public, if all of the common shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to           additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$	$
Total	$	$
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $      . We have agreed to reimburse the underwriters up to $      for expenses related to any filing with, and clearance of this offering by the Financial Industry Regulatory Authority, Inc.
A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

For a period of 90 days after the date of this prospectus supplement, we have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc., other than the shares of our common stock to be sold hereunder any options or other share-based awards issued under our equity incentive plans and any shares of our common stock issued upon the exercise of options granted under our equity incentive plans.
Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc. (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.
The restrictions described in the paragraph above do not apply, subject in certain cases to various conditions (including no filing requirements (other than certain filings on Form 5) and the transfer of the lock-up restrictions), to:
(a)
the sale of common stock pursuant to the underwriting agreement;

(b)
transfers as a bona fide gift or gifts;

(c)
transfers to any trust for the direct or indirect benefit of the grantor or any immediate family member;

(d)
transfers to affiliates or to the grantor’s stockholders, partners, members or other equity holders;

(e)
transfers by will or intestate succession;

(f)
transfers in connection with the “net” or “cashless” exercise or settlement of outstanding stock options;

(g)
transfers in connection with the repurchase of shares in connection with employee benefit plans or termination of employment;

(h)
transfers in connection with the conversion of our outstanding preferred stock into common stock;

(i)
transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all stockholders involving a change of control;

(j)
transfers in connection with divorce orders or settlements; or

(k)
entering into Exchange Act Rule 10b5-1 plans.

J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc., in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
Our common stock is listed on NYSE under the symbol “MCB”.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
Other Relationships
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
In relation to the UK, no shares have been offered or will be offered, pursuant to this offering, to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that offers of shares may be made to the public in the UK at any time under the following exemptions:
(a)
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

(c)
in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
We have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of us or the underwriters
In addition, in the UK, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the UK within the meaning of the FSMA.
Any person in the UK that is not a relevant person should not act or rely on the information included in this document or use it as a basis for taking any action. In the UK, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”), or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale.
Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre (“DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in the United Arab Emirates
This prospectus supplement has not been reviewed, approved or licensed by or registered with the Central Bank of the United Arab Emirates (the “Central Bank”), the Emirates Securities and Commodities Authority (the “SCA”) or any other licensing authority in the United Arab Emirates (the “UAE”, which includes each of the free zones established and operating in the UAE such as the DIFC and the Abu Dhabi Global Market (the “ADGM”)), including the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the DIFC, or the Financial Services Regulatory Authority (the “FSRA”), a regulatory authority of the ADGM.
This prospectus supplement is not intended to and does not constitute an offer, sale or delivery of shares or other securities in the UAE except to the extent that it is an Exempt Offer in the DIFC only in accordance with “— Notice to Prospective Investors in the Dubai International Financial Centre” above and the shares may not be offered or sold, directly or indirectly in the UAE other than as an Exempt Offer into the DIFC only. This prospectus supplement does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law (Federal Law No. 2 of 2015) (as amended) or otherwise and further does not constitute an offer or promotion in the UAE in accordance with SCA board of directors decision No. 3 (/R.M.) of 2017 Concerning the Organization of Promotion and Introduction (whether by a foreign issuer, as defined therein, or otherwise).
No marketing of the shares has been, or will be, made from within the UAE and no marketing of the shares has been, or will be, made to the UAE or any person within it other than in compliance with the laws of the UAE (including any decisions of the Central Bank or the SCA or its board of directors or chairman) and no subscription for any securities may be consummated within the UAE other than pursuant to an Exempt Offer into the DIFC only.
This prospectus supplement may not be distributed to or within and no marketing of the shares has been or will be made to or within the ADGM or the DIFC or to any person within them other than pursuant to an Exempt Offer into the DIFC only. No offer or invitation to subscribe for shares is valid or permitted from any person in the ADGM or the DIFC other than pursuant to an Exempt Offer into the DIFC only.
This prospectus supplement is not intended to constitute a financial promotion, offer, sale or delivery of shares or other securities under the ADGM’s Financial Services and Markets Regulations 2015 (as amended) (the “Markets Regulations”) or under the Markets Rules (the “ADGM Markets Rules”) of the FSRA or any other laws and regulations of the ADGM. This prospectus supplement and the issue or transfer of any securities related to it have not been approved or licensed by the FSRA, and do not constitute an offer of securities in the ADGM in accordance with the Markets Regulations or the ADGM Markets Rules or any other laws and regulations of the ADGM.

Notice to Prospective Investors in Australia
This prospectus supplement:
•
does not constitute a prospectus or other disclosure document, as defined under the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, as a prospectus or other disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a prospectus or other disclosure document for the purposes of the Corporations Act;

•
does not permit an offering in circumstances that would require disclosure under Part 6D.2 of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor. To the extent that you are unable to represent or warrant that you are an Exempt Investor, any offer made to you under this prospectus supplement is void and incapable of acceptance.
As any offer of shares under this document will be made without disclosure in Australia under the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under other provisions of the Corporations Act, require disclosure to investors if none of the exemptions in section 708 of the Corporations Act applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign, or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC. Before any such offer, transfer, assignment, or alienation of those shares, you should obtain your own independent legal advice, as a non-compliant offer, transfer, assignment or alienation of those shares may attract liability.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person “resident” in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance

(Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CWUMPO”) or which do not constitute an offer to the public within the meaning of the CWUMPO. No advertisement, invitation or document relating to the shares has been, may be or will be issued or has been, may be or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Singapore
The underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriter has represented and agreed that it has not offered or sold any shares or caused the shares of common stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of common stock or cause the shares of common stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares of common stock, we have determined,

and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Bermuda
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to Prospective Investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Saudi Arabian Capital Market Authority (“CMA”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Notice to Prospective Investors in the British Virgin Islands
The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of Metropolitan Bank Holding Corp. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands),”BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Notice to Prospective Investors in China
This prospectus will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to Prospective Investors in Korea
The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea.] Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.
Notice to Prospective Investors in Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the

Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Notice to Prospective Investors in Taiwan
The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.
Notice to Prospective Investors in South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”))is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96(1) (a)
the offer, transfer, sale, renunciation or delivery is to:
(i) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
(ii) the South African Public Investment Corporation;
(iii) persons or entities regulated by the Reserve Bank of South Africa;
(iv) authorised financial service providers under South African law;
(v) financial institutions recognised as such under South African law;

(vi) a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or
(vii) any combination of the person in (i) to (vi); or

Section 96(1) (b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.
Information made available in this prospectus should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.
LEGAL MATTERS
The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Luse Gorman, PC, Washington, D.C. and for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of the Company and its subsidiaries as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated in this prospectus supplement by reference. Such financial statements have been so incorporated in the reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$175,000,000
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
Metropolitan Bank Holding Corp. may offer to sell, from time to time:
•
shares of our common stock,

•
shares of our preferred stock, either separately or represented by depositary shares,

•
debt securities, which may be issued in one or more series and that may be senior debt securities or subordinated debt securities,

•
warrants to purchase other securities, or

•
subscription rights consisting of any combination of the above securities.

The securities may be offered and sold in any combination or amounts, at prices and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, on a continuous or delayed basis.
This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more prospectus supplements that will contain additional information about the specific offering and the terms of the securities being offered. The prospectus supplements may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.
Our common stock is traded on the New York Stock Exchange under the symbol “MCB.”
You should read this prospectus and any applicable prospectus supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 4 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of such documents. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The securities are not savings or deposit accounts or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is August 30, 2021

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “we,” “our,” “us” or similar terms refer to Metropolitan Bank Holding Corp., together with its subsidiaries. References to the “Bank” mean Metropolitan Commercial Bank.

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ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of the applicable security. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and the documents incorporated by reference is accurate only as of their respective dates.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). These documents are available at the Internet site that the SEC maintains, www.sec.gov.
The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information in such documents that is not deemed to be filed):
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Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021;

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Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 5, 2021 and August 4, 2021, respectively;

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Current Reports on Form 8-K filed with the SEC on April 6, 2021, April 12, 2021 and May 27, 2021; and

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the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on November 7, 2017 (File No. 001-38282), as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 9, 2020, including any other amendment or reports filed for the purpose of updating such description.

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.
The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.
You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
Metropolitan Bank Holding Corp.
99 Park Avenue, New York, New York 10016
Attention: Investor Relations Department
(212) 659-0600
In addition, we maintain a corporate website, www.mcbankny.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “continue” and similar expressions intended to identify forward-looking statements.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:
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increases in competitive pressure among financial institutions or from non-financial institutions;

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changes in the interest rate environment, which may reduce interest margins or affect the value of our investments;

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changes in deposit flows, loan demand or real estate values, which may adversely affect the Bank’s business;

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changes in accounting principles, policies or guidelines, which may adversely effect on the Company’s financial condition;

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general economic conditions, including unemployment rates, either nationally or locally in some or all of the areas in which the Bank does business, or conditions in the securities markets or the banking industry may be less favorable than currently anticipated;

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declines in real estate values in Bank’s market area may adversely affect its loan production;

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legislative or regulatory changes, which may adversely affect the Bank’s business;

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applicable technological changes, which may be more difficult or expensive than anticipated;

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a failure to maintain adequate levels of liquidity and capital to support our operations;

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system failures or cyber-security breaches of our information technology infrastructure and those of our third-party service providers;

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the failure to maintain current technologies;

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success or consummation of new business initiatives may be more difficult or expensive than anticipated;

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the risks associated with adverse changes to credit quality, including changes in the level of loan delinquencies and non-performing assets and charge-offs and changes in estimates of the adequacy of the allowance for loan losses;

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difficulties associated with achieving or predicting expected future financial results; and

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the potential impact on the Bank’s operations and customers resulting from natural or man-made disasters, wars, acts of terrorism, cyber-attacks and pandemics such as the Novel Coronavirus (“COVID-19”), as discussed below.

Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on the Company’s business. The extent of such impact will depend on future developments, which are highly uncertain, including when COVID-19 can be controlled and abated, the timing of an effective vaccine and whether the gradual reopening of businesses will result in a meaningful increase in economic activity. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, the Company could be subject to any of the following risks, any of which could have a material, adverse effect on its business, financial condition, liquidity, and results of operations: the demand for the Bank’s products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; the Company’s allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect the Company’s net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to the Bank; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on the Company’s assets may decline to a greater extent than the decline in the Company’s cost of interest-bearing liabilities, reducing its net interest margin and spread and reducing net income; the Company’s cyber security risks are increased as the result of an increased use of the Bank’s online banking platform and an increase in the number of employees working remotely; and Federal Deposit Insurance Corporation premiums may increase if the agency experiences additional resolution costs.
We discuss many of these risks, uncertainties and other factors in our Annual Reports on Form 10-K, in our Quarterly Reports on Form 10-Q and in any prospectus supplement related hereto in greater detail under the heading “Risk Factors.” Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

METROPOLITAN BANK HOLDING CORP.
The Company is a bank holding company headquartered in New York, New York and registered under the Bank Holding Company Act. Through its wholly owned bank subsidiary, the Bank, a New York state chartered bank, the Company provides a broad range of business, commercial and retail banking products and services to small businesses, middle-market enterprises, public entities and affluent individuals in the New York metropolitan area. The Company’s founding members, including the Chief Executive Officer, Mark DeFazio, recognized a need in the New York metropolitan area for a solutions-oriented, relationship bank focused on middle market companies and real estate entrepreneurs whose financial needs are often overlooked by larger financial institutions. The Bank was established in 1999 with the goal of helping these under-served clients build and sustain wealth. Its motto, “The Entrepreneurial Bank,” is a reflection of the Bank’s aspiration to develop a middle-market bank that shares the same entrepreneurial spirit of its clients. By combining the high-tech service and relationship-based focus of a community bank with the extensive suite of financial products and services offered by its largest competitors, the Bank is well-positioned to continue to capitalize on the significant growth opportunities available in the New York metropolitan area.
In addition to traditional commercial banking products, the Bank offers corporate cash management and retail banking services and, through its Global Payments Group provides global payments infrastructure to its FinTech partners, which includes serving as an issuing bank for third-party debit card programs nationwide. The Bank has developed various deposit gathering strategies, which generate the funding necessary to operate without a large branch network. These activities, together with six strategically located banking centers, generate a stable source of deposits and a diverse loan portfolio with attractive risk-adjusted yields. As of June 30, 2021, the Company’s assets, loans, deposits and stockholders’ equity totaled $5.79 billion, $3.45 billion, $5.29 billion and $363.6 million, respectively.
As a bank holding company, the Company is subject to the supervision of the Board of Governors of the Federal Reserve System (the “FRB”). As a state-chartered bank that is a member of the FRB, the Bank is subject to Federal Deposit Insurance Corporation regulations as well as primary supervision, periodic examination and regulation by the New York State Department of Financial Services as the state regulator and by the FRB as its primary federal regulator.
Our principal executive offices are located at 99 Park Avenue, New York, New York 10016, and our telephone number is (212) 659-0600.
RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above for information about how to obtain a copy of these documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware. Our business, financial condition or results of operations could be materially affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement with respect to the proceeds from the sale of the particular securities to which such prospectus supplement relates, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include funding the repayment or redemption of outstanding debt, share repurchases, investments in the Bank, as regulatory capital or otherwise, ongoing operations, interest and dividend payments and possible acquisitions of businesses or assets.
The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.
The prospectus supplement with respect to an offering of any security may identify different or additional uses for the proceeds of that offering.
SUMMARY OF THE SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.
DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock, certain provisions of our certificate of incorporation and bylaws and certain provisions of New York law is a summary and is qualified in its entirety by reference to our certificate of incorporation, bylaws and the New York Business Corporation Law (the “NYBCL”). Copies of our certificate of incorporation and our bylaws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.
General
Our authorized capital consists of 25,000,000 shares of common stock, $0.01 par value, 5,000,000 shares of Class A preferred stock, $0.01 par value, and 2,000,000 shares of Class B preferred stock, $0.01 par value. All issued and outstanding shares are fully paid and non-assessable.
Common stock
Voting rights.   All voting rights are vested in the holders of our common stock, subject to the issuance of preferred stock with voting rights. Any issuance of our preferred stock with voting rights may affect the voting rights of the holders of common stock. Except as discussed below in “— Restrictions on Acquisition of Metropolitan Bank Holding Corp.,” each holder of common stock will be entitled to one vote per share. Holders of our common stock are not entitled to cumulate their votes in the election of directors.
Dividends.   Holders of our common stock will be entitled to receive and share equally in such dividends as the board of directors of the Company may declare out of funds legally available for such payments. If the Company issues preferred stock, holders of such stock may have a priority over holders of common stock with respect to the payment of dividends. We may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our board of directors. The holders of common stock of the Company will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If the Company issues additional shares of preferred stock in the future, the holders thereof may have a priority over the holders of the common stock with respect to dividends.
Liquidation or dissolution.   In the event of a liquidation or dissolution of the Company, holders of our common stock and any participating preferred stock will be entitled to receive, after payment or provision for payment of all of our debts and liabilities and the preferential rights of, and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock, all of our assets available for distribution. If we issue preferred stock in the future, holders of such stock may have a senior interest over holders of common.
No preemptive or redemption rights.   Holders of our common stock will not have any preemptive rights or redemption rights with respect to any shares of our capital stock that may be issued.
Exchange rights.   We have agreed to provide the holder of our Class B Preferred Stock with the right to exchange its shares of common stock for additional shares of preferred stock in order to reduce its beneficial ownership of voting common stock to 9.9% of the Company’s total outstanding voting common stock.
Registration rights.   We have agreed to provide the holder of our Class B Preferred Stock with the right to include its common shares in a registration statement that we are otherwise filing. To the extent the holder of our Class B Preferred Stock remains a holder of our common stock or our Class B Preferred Stock, it may exercise its “piggyback” registration rights in connection with future offerings of our common stock, other than registration statements filed on Forms S-4 or S-8.
Listing.   The Company’s common stock is listed on New York Stock Exchange under the trading symbol “MCB”.
Preferred stock
Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.
Class A preferred stock
None of our Class A Preferred Stock is currently outstanding.
Class B preferred stock
Only our Series F, Class B preferred stock is currently outstanding.
Voting rights.   The holder of our Series F, Class B Preferred Stock has no voting rights, except as may be provided for under the NYBCL.
Dividends.   The holder of our Series F, Class B Preferred Stock is entitled to receive ratable dividends when dividends are concurrently declared and payable on the shares of common stock.
Liquidation or dissolution.   In the event of any liquidation, dissolution or winding up of the affairs of the Company, the assets of the Company or proceeds thereof  (whether capital or surplus) remaining available for distribution to stockholders of the Company after payment in full of all claims of creditors of the Company and all amounts due on any preferred stock or other securities of the Company that are superior and prior in rank to the common stock and the Series F, Class B Preferred Stock will be distributed to the holders of the common stock and the Series F, Class B Preferred Stock pro rata based, respectively, on the number of shares of common stock outstanding at such time and the number of shares of common stock into which the Series F, Class B Preferred Stock outstanding at such time is then convertible.
Preemptive or redemption rights.   The holder of our Series F, Class B Preferred Stock does not have preemptive rights.
Conversion and transfer rights.   The shares of Series F, Class B Preferred Stock are not convertible into common stock by the holder or any affiliate of such holder and may only be transferred by the holder or such affiliate (i) to an affiliate of such holder, (ii) to the Company, (iii) in a widespread public distribution, (iv) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company, or (v) to a transferee that would control more than 50% of the voting securities of the Company without any transfer from the initial holder or any affiliate of such initial holder.
However, we may agree to permit the holder of our Series F, Class B Preferred Stock to exchange shares of preferred stock for shares of our common stock in order to allow it to maintain its percent ownership of the outstanding common stock of the Company. Additionally, if at any time any Series F, Class B Preferred Stock held by the holder are transferred to any person other than an affiliate of the holder pursuant to either: (i) in a widespread public distribution; (ii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company; or (iii) a transferee that would control more than 50% of the voting securities of the Company without any transfer from the initial holder or any affiliate of such initial holder, such shares would immediately and without further action on the part of any person convert automatically to common shares, on a one for one basis, subject to compliance with the requirements of any federal banking regulators with respect to restrictions on the transfer of non-voting shares.
Registration rights.   We have agreed to provide the holder of our Series F, Class B Preferred Stock with the right to include its common or preferred shares in a registration statement that we are otherwise filing. To the extent the holder of our Series F, Class B Preferred Stock remains a holder of our common stock or our Series F, Class B Preferred Stock, it may exercise its “piggyback” registration rights in connection with future offerings of our common stock, other than registration statements filed on Forms S-4 or S-8.
Restrictions on acquisition of Metropolitan Bank Holding Corp.
The following is a general summary of the material provisions of our Certificate of Incorporation and Bylaws, the NYBCL and federal law that may have an “anti-takeover effect.” Such provisions might discourage future takeover attempts by impeding efforts to acquire us or stock purchases in furtherance of such an acquisition.
Authorized shares of capital stock.   Our Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares of common stock, $0.01 par value, 5,000,000 shares of Class A preferred stock, $0.01 par value, and 2,000,000 shares of Class B preferred stock, $0.01 par value. Shares of preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of our common stock, could represent additional capital required to be purchased by an acquirer. Issuance of such additional shares may also dilute the voting interest of our stockholders.
Generally, the Company is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of the Company.
Directors.   The board of directors is classified into three classes, one of which is elected each year for a three-year term. A director may be removed from office only for cause. These provisions may make it more difficult to remove a director, and may make it more difficult for an acquirer to acquire control of the company without negotiating with the board of directors, and may therefore have an anti-takeover effect.
Also, for so long as Endicott Opportunity Partners IV, L.P. beneficially owns at least 220,825 shares of common stock of Metropolitan Bank Holding Corp., Endicott Opportunity Partners IV, L.P. has the right to designate Wayne Goldstein, Rob Usdan or Michael Gibbons to be invited to all meetings of the board of directors in a non-voting observer status, subject to such representative entering into a confidentiality agreement with Metropolitan Bank Holding Corp. as well as such representative’s attendance at any meeting being in compliance with Metropolitan Bank Holding Corp.’s board of directors’ legal, regulatory and/or fiduciary restrictions or limitations. In addition, Endicott Opportunity Partners IV, L.P. has the right to relinquish the observer right by designating Wayne Goldstein or Robert Usdan to become a member to Metropolitan Bank Holding Corp.’s board of directors, subject to approval of Metropolitan Bank Holding Corp.’s board of directors, which approval will not be unreasonably withheld.
Actions by stockholders.   Special meetings of the stockholders may be called by the board of directors, the President or the Secretary and must be called by the President or the Secretary upon receipt by either of them of the written request of the holders of at least 25% of all shares entitled to vote.
In general, our Certificate of Incorporation may be amended in the manner prescribed under New York law. No proposed amendment or repeal of any provision of the Certificate of Incorporation may be submitted to stockholders unless the board of directors has approved the proposed amendment or repeal. The amendment or repeal of any provision of the Certificate of Incorporation must be approved by at least a majority vote.
Limitation of director and officer liability; indemnification.   As permitted by the NYBCL, our Certificate of Incorporation eliminates the liability of directors and officers to Metropolitan Bank Holding Corp. or to its stockholders, except that the liability of a director or officer may not be eliminated if the officer or director received a financial benefit or other advantage that he was not entitled to or if a judgment against the director or officer is based on a finding that such person’s action or failure to act was the result of bad faith, intentional misconduct or a knowing violation of law.
Our Certificate of Incorporation provides that Metropolitan Bank Holding Corp. must indemnify a director or officer who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer, except that no such indemnification may be made in the event and to the extent that (i) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) the director or officer actually received a financial benefit that he was not entitled to.
Dissenters’ rights of appraisal.   The NYBCL provides that, except in certain circumstances, a stockholder is not entitled to dissenter’s rights in any transaction if the stock is listed on a national securities exchange. Metropolitan Bank Holding Corp.’s common stock is listed on the New York Stock Exchange, a national securities exchange.
Business combinations under NYBCL.   The business combination provisions of Section 912 of the NYBCL could prohibit or delay mergers or other takeovers or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company. In general such provisions prohibit an interested stockholder (i.e., a person who owns 20% or more of our outstanding voting stock) from engaging in various business combination transactions with our company, unless (a) the business combination transaction, or the transaction in which the interested stockholder became an interested stockholder, was approved by the board of directors prior to the interested stockholder’s stock acquisition date, (b) the business combination transaction was approved by the disinterested stockholders at a meeting called no earlier than five years after the interested stockholder’s stock acquisition date, or (c) if the business combination transaction takes place no earlier than five years after the interested stockholder’s stock acquisition date, the price paid to all the stockholders under such transaction meets statutory criteria.
Bank Holding Company Act.   The Bank Holding Company Act generally would prohibit any company that, together with its affiliates, is not solely engaged in activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. For these purposes, “control” is generally defined as ownership, control or the ability to vote 25% or more of any class of voting stock of, control of the election of a majority of the directors of or other exercise of a controlling influence over a bank holding company. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by regulations of the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, is presumed to constitute acquisition of control of the bank holding company for purposes of the Change in Bank Control Act of 1978.

Benefit Plans.   In addition to the provisions of the Company’s Certificate of Incorporation and Bylaws described above, benefit plans of the Company that may authorize the issuance of equity to its board of directors, officers and employees adopted may contain provisions which also may discourage hostile takeover attempts which the board of directors of the Company might conclude are not in the best interests of the Company or its stockholders.
Transfer Agent and Registrar
Computershare Trust Company, N.A., Canton, Massachusetts, is the transfer agent and registrar for our common stock.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “MCB.”
DESCRIPTION OF DEPOSITARY SHARES
The depositary shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all depositary shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of depositary shares, and these depositary receipts and deposit agreements will be incorporated by reference into the registration statement of which this prospectus forms a part.
General
If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.
The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption
If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail a notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.
Voting
When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.
Record Date
Whenever (1) any cash dividend or other cash distribution will become payable, any distribution other than cash will be made, or any rights, preferences or privileges will be offered with respect to the preferred stock, or (2) the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary will in each such instance fix a record date (which will be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.
Amendments
We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (1) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (2) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.
Termination
We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days before termination. In addition, a deposit agreement will automatically terminate if:

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the depositary has redeemed all related outstanding depositary shares, or

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we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days have expired after the depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.
Payment of Fees and Expenses
We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.
Resignation and Removal of Depositary
At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Reports
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES
We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.
We will issue the debt securities in one or more series under either a senior indenture or a subordinated indenture, in each case between us and a trustee as identified in the applicable prospectus supplement. The following description of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indentures, each of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, any future supplemental indenture or similar document also will be so filed. You should read the indentures and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indentures.
For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Metropolitan Bank Holding Corp. and not to any of its subsidiaries.
General
We may issue, from time to time, debt securities, in one or more series, that will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”). Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
Neither indenture limits the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.
The indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
Provisions of the Indentures
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
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the designation of the debt securities;

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the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date(s) when principal payments are due on the debt securities;

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the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

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the currency or currencies of payment of principal or interest;

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the place(s) where principal of, premium and interest on the debt securities will be payable;

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provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

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the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple in excess thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

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any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

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any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities; and

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.
Senior Debt Securities
Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt. Senior Debt Securities will be issued under the senior debt indenture.
Subordinated Debt Securities
Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Subordinated Debt Securities. Subordinated Debt Securities will be issued under the subordinated debt indenture.

Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for other securities or property of ours. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:
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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange price; and

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provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale
The indentures provide that we may not consolidate with or merge with or into, or sell or convey all or substantially all of our assets to any person, firm or corporation, unless:
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we are the surviving corporation or the successor corporation (if not us) is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture, our obligations on the debt securities and under such indenture;

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immediately after giving effect to such transaction, we, or the successor corporation, are not in default in the performance of any covenant or condition under the indenture; and

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we have complied with our obligations to deliver certain documentation to the applicable trustee, including an officers’ certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with such indenture.

Events of Default
For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:
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default in the payment when due of principal of any debt security of that series;

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default in the payment when due of any sinking or analogous fund payment in respect of any debt security of that series;

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default in the payment when due of any interest on any debt securities of that series, and continuance of such default for a period of 90 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of a 30-day period);

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default in the performance or breach of any other covenant or agreement in the indenture that applies to such series, which default continues for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

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certain events of bankruptcy, insolvency or reorganization involving us or our material subsidiaries; and

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any other event of default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.
If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of on all debt securities of that series. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described above under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration of all events of default. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Obligations of the Trustee
The indentures provide that the trustee will be under no obligation to exercise any rights or powers under such indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any costs, liability or expense.
Remedies
Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

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the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

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such holder or holders have offered to the trustee indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

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the trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

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no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Under the indentures, we must furnish the trustee a statement as to compliance with such indenture within 120 days after the end of our fiscal year (beginning with the fiscal year ending immediately following the execution of such indenture) The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.
Registered Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
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by the depositary for such registered global security to its nominee,

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by a nominee of the depositary to the depositary or another nominee of the depositary, or

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by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture.
Except as set forth below, owners of beneficial interests in a registered global security:
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will not be entitled to have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, instructed to the trustee.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash that is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred.
Defeasance of Certain Covenants
Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with certain covenants set forth in the indentures, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default
If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
Satisfaction and Discharge
We may discharge our obligations under either indenture and the debt securities of a series (except for certain surviving rights of the trustee and our obligations in connection therewith) if: (a) all outstanding debt securities of that series and all other outstanding debt securities issued under such indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice and redemption by the trustee (and in the case of clauses (1), (2) and (3), we have deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any), and interest on all outstanding debt securities and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under such indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming compliance with all conditions precedent relating to the satisfaction and discharge of the indenture.
Amendments to the Indentures
Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities:
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to evidence the succession of a corporation to the Company, or successive successors, as obligor under the indenture and the assumption by any such successor of the covenants, agreements and obligations of the Company in the indenture and in the debt securities;

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to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its board of directors consider to be for the protection of the holders of the debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

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to establish any series of debt securities and the form or terms of the debt securities of a series, including, without limitation, subordination provisions and any conversion or exchange provisions applicable to the debt securities that are convertible into or exchangeable for other securities or property and any deletions from or additions or changes to the indenture in connection therewith;

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to add any additional events of default with respect to all or any series of debt securities;

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to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of outstanding debt securities, provided that any such action will not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

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to add or change any of the provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of debt securities, registrable or not registrable as to principal;

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to add or change provisions with respect to conversion or exchange rights of holders of debt securities of any series;

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in the case of any series of debt securities that are convertible into or exchangeable for commodities or for the securities of the Company, to safeguard or provide for the conversion or exchange rights, as the case may be, of such debt securities in the event of any reclassification or change of outstanding securities or any merger, consolidation, statutory share exchange or combination of the Company with or into another person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Company to any other person or other similar transactions, if expressly required by the terms of such series of debt securities;
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to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities of any series;

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to modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, or under any similar federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, excluding certain provisions thereof;

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to modify, eliminate or add to the provisions of the indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) will not apply to the any debt securities outstanding at the time of such change or elimination;

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to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document (as provided in an officers’ certificate delivered to the trustee);

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to cure any ambiguity or to correct or supplement any provision in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or supplemental indenture;

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to add guarantees with respect to, or to secure, any series of debt security;

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to evidence and provide for the acceptance and appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; or

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to make any change that does not adversely affect the rights of any holder of debt securities of any series issued under the indenture.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate in any way the provisions of, the indenture or supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•
extend the fixed maturities of any outstanding debt securities or reduce the principal amount or premium, if any, or reduce the rate or extend the time of payment of interest;

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reduce the percentage in aggregate principal amount of the outstanding debt securities, the consent of whose holders is required to amend or supplement the indenture or any supplemental indenture;

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modify the subordination provisions in a manner adverse to the holders of such debt securities; or

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make any change to provisions of the indenture to remove any of the limitations in this paragraph upon us or the trustee.

Concerning the Trustee
The indentures limit the right of the trustee, should it become a creditor of ours, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
No Individual Liability of Directors, Officers, Employees or Stockholders
The indentures provide that none of our directors, officers, employees or stockholders will have any liability for any of our obligations under the debt securities or the indentures or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release will be part of the consideration for the issue of the debt securities.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.
The prospectus supplement relating to any warrants that we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:
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the title and specific designation of the warrants;

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the aggregate number of warrants offered;

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the amount of warrants outstanding, if any;

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the designation, number and terms of the securities purchasable upon exercise of the warrants and procedures that will result in the adjustment of those numbers;

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the exercise price or prices of the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. Dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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the anti-dilution provisions of the warrants, if any;

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if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

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any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate for a full description of all terms of any series of subscription rights.
Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company to be named in the applicable prospectus supplement that will serve as rights agent. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.
The prospectus supplement relating to any subscription rights that we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations.
In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:
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the record date for stockholders entitled to receive the subscription rights;

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the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

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the exercise price of the subscription rights;

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whether the subscription rights are transferable;

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the period during which the subscription rights may be exercised and when they will expire;

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the steps required to exercise the subscription rights;

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whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

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whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, then we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

PLAN OF DISTRIBUTION
We may sell common stock, preferred stock, depositary shares, debt securities, warrants or subscription rights in one or more of the following ways from time to time:
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to or through underwriters or dealers;

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directly to one or more purchasers;

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through agents or dealers; or

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through a combination of any of these methods of sale.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of the offered securities and the proceeds to us from the sale;

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any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

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any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.
In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.
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A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

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A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.
If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Other than our common stock, which is listed on the New York Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.
LEGAL MATTERS
The validity of the securities being offered hereby is being passed upon for us by Luse Gorman, PC, Washington, DC. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Metropolitan Bank Holding Corp. as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2020, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$150,000,000
Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
J.P. Morgan	Keefe, Bruyette & Woods
                 A Stifel Company
                 , 2021